Exhibit 10.6

Shenzhen Real Estate Lease Contract

This Contract is signed by and between:

Lessor (hereinafter referred to as “Party A”): ShenZhen ZhongFengsheng Investment Co. Ltd

(Lessor/Legal Representative) Name:__Junhai Guan ______

Nationality: China

(ID Card/Passport/Business License No): 410923198105202415

Address: 2nd floor, Block 1 No.1, Caiyun Road, Longcheng Blvd, Longgang District, ShenZhen City, Guangdong Province, China.

Postal Code: 518172

Lessee (hereinafter referred to as “Party B”): China Internet Cafe Holdings Group, Inc.

(Lessee/Legal Representative) Name: Dishan Guo

Nationality: China

(ID Card/Passport/Business License No): 440301196405141912

Address: 2806 Garden DaDi Center City,LongGang District ,ShenZhen City, GuangDong Province, China.

Postal Code: 518172

According to (Shenzhen Special Economic Zone Items on Lease of Houses) and its implementation details,hereby conclude this contract agreed by both parties.

Article 1 House Information

Party A rent the Office, (hereinafter referred to as “the Office”) which is situated in Xin Zhongtai Cultural Pioneer Park on the 2nd floor, to Party B. The house includes 5 (flats/rooms), of which are Rooms 201; 202; 203; 206;2 07 respectively.

Article 2 Lease Period

The lease period shall be from the date 12.03.2015 through the date 12.02.2017.(2 years in total ).

If Party B wishes to renew the lease, it should apply for renewal 30 days prior to the expiration of the contract, or it would be deemed to have given up renewal option. Additionally, Party B complete its move before the expiration date of this lease.

Article 3 Payment

(1) Starting from 01.01.2016, the monthly rental of the Office shall be RMB 20000 (including management fee, hygiene fee, elevator fee), and shall be paid by Party B to Party A on the 6th day of each month (month/quarter/year).

Starting from 12.01.2016, the monthly rental of the Office shall be RMB 21200 (including management fee, hygiene fee, elevator fee), and shall be paid by Party B to Party A on the 6th day of each month (month/quarter/year).

(2) Once this contract is signed, Party B shall pay Party A a sum amounting to Renminbi 60000 (including two month’s deposits and one month’s rental fee).

(3) The rental fee shall accrue from 01.01.2016.

(4) During the lease period, Party B must pay the rental fee along with utilities fee before the 6th day of each month. If Party B delays, Party A is entitled to suspend the supply of utilities. At the same time, Party B would be liable to ay Party A 5% of the total fee due as a late payment penalty pro-rated on the actual number of days it is late. If non-payment exceeds 15 days, Party A is entitled to terminate the contract, confiscate the deposits and re-possess the Office.

(5) The fee referred above does not include applicable taxes. Party A is responsible for providing the receipt for payment thereof.

Article 4 Repair and Maintenance Obligations

All normal renovation and repair costs of the Office building shall be borne by Party A. All repair and reinstatement costs of the Office and its ancillary facilities incurred from poor management and improper use by Party B shall be borne and compensated by Party B.

During the lease period, Party B shall execute the regulations of the local department concerned and bear full responsibility for and comply with the supervision and inspection of Party A in respect to fire safety, general sanitation, green covering, keeping good social order, comprehensive treatment and safety and security services, Upon the expiration day, all decoration belongs to Party A.

Article 5 During the lease period, the occurrence of the following circumstances will lead to termination of this contract.

(1) If any force majeure renders the Office damaged and results in any loss;

(2) Governmental use, withdrawal, acquisition, destruction;

Article 6 The responsibility, rights and obligations of Party A

(1) Party A allows Party B to conduct legal business activities;

(2) Party A provides water, electricity and other utilities;

(3) Electricity fee: RMB1.8 yuan per kilowatt ( subject to governmental adjustment);

(4) Termination of this contract due to any reasons attributable to Party B:

A. Transferring or subleasing the Office to others or exchanging it without permission;

B. Storing flammable and other dangerous goods

C. Being in arrears with any rental for an accumulated period of up to 15 days;

D. Utilizing the leased Office to conduct any Illegal business without being registered with the local business sector, having no business license or being subjected to judicial sanctions.

Article 7 The responsibility, rights and obligations of Party B

(1) Party B knows the situation of real estate property, and voluntarily rents the Office. Party B should complete all relevant licenses and procedures for any production and operation of its activities strictly in compliance with national and local government laws, and regulations and rules specified for industrial areas. Party B shall self-manage, pay its taxes, and have autonomy over its profits and losses. Party B should pay all its expenses themselves as required by the national and local governments. Any economic disputes, labor disputes, civil disputes, debt, generated by external business activities and internal management has nothing to do with the Party A. Party B shall bear all such economic and legal responsibility.

(2) Comply with the relevant provisions of the local police, labor departments and government departments. Procedures forstaff recruitment, dismissal, temporary accommodation, wages and benefits etc. should be also be in compliance with governmental regulations.

(3) Install equipment and pile goods according to limited weight per square meter. Party B shall assume full responsibility for any casualties caused by overload collapse or man-made damage of housing and public facilities and provide financial compensation.

(4) Take care of affairs well including security, fire, theft, sanitation and dismissal of illegal personnel. Party B should provide adequate fire safety equipment in accordance to the provisions of fire and police departments. Indoor decoration, installation of security devices should comply with safety requirements, otherwise all the consequences should be borne by the Party B.

(5) Party should strengthen production and operation management to achieve safe production and a civilized business environment. Any casualties, fires and other accidents incurred during the period of production and management shall be Party B’s full responsibility and Party B shall be liable for financial compensation.

(6) Party B’s environmental pollution due to the production would be processed according to the environmental protection provisions, of which responsibilities (including financial penalties) are to be borne by Party B.

(7) Upon expiration of the contract, Party B shall return the Office to the Party A and actively settle all accounts. To continue with the lease, both Parties should re-sign the lease contract under the same conditions, Party B has first priority to renew the contract. The rental fee will be discussed by both parties.

Article 8 Any matters not stipulated in this contract and its appendices and supplementary agreement shall comply with the applicable laws, regulations and policies of the PRC.

Article 9 Any disputes occurring during the performance of this contract shall be settled by the parties through consultation. If such disputes cannot be settled through consultation, the parties agree to submit them to the Arbitration Commission for arbitration. (If the parties do not stipulate the arbitration agency in this contract or reach a written arbitration agreement subsequently, they may institute an action with the People’s Court with jurisdiction).

Article 10 The contract will become effective after both representatives of the parties have signed and sealed the contract and Party B has paid the two month’s deposit and one month’s rental fee.

Article 11 This contract is in duplicate, one for each party respectively.

Article 12 Other notes

Party A Signature (Seal):	Party B Signature(Seal):

Date:	Date: